Exhibit 99.1

Westport Resources Corporation
1670 Broadway, Suite 2800
Denver, CO 80202

Westport Reports Record Net Cash and Production in First Quarter of 2004

Denver, Colorado – May 3, 2004 – Westport Resources Corporation (NYSE: WRC) today announced financial and operational results for the first quarter of 2004. Net income available to common stockholders increased 132% to approximately $44.8 million, or $0.66 per basic share ($0.65 per fully diluted share), in the first quarter of 2004, compared to $19.3 million, or $0.29 per basic share ($0.29 per fully diluted share), in the first quarter of 2003.

Net cash provided by operating activities for the first quarter of 2004 was a record of approximately $146.3 million, compared to $95.3 million recorded during the corresponding period of 2003. Discretionary cash flow and EBITDAX were approximately $154.4 million and $179.2 million, respectively, during the first quarter of 2004, compared to $111.7 million and $127.8 million, respectively, achieved during the corresponding period of 2003. EBITDAX and discretionary cash flow are financial measures that are calculated on the basis of methodologies other than Generally Accepted Accounting Principles (“GAAP”). EBITDAX and discretionary cash flow are presented herein because of their wide acceptance as financial indicators of a company’s ability to internally generate funds for exploration, development and acquisition activities and to service or incur debt. For a definition, detailed summary and reconciliation of each of these non-GAAP measures to the most comparable GAAP measures please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures” included in this release.

PRODUCTION AND COMMODITY PRICES

Average daily natural gas equivalent production for the first quarter of 2004 was a record 551 Mmcfe/d, representing a 25% increase over the first quarter 2003 average of 440 Mmcfe/d. Approximately 71% of first quarter 2004 production was natural gas.

Realized commodity prices for the first quarter of 2004 averaged approximately $33.14 per barrel of oil and $5.37 per Mcf of natural gas before the effect of hedge settlements and approximately $28.95 per barrel of oil and $4.68 per Mcf of natural gas after such effect. For the same period in 2003, realized commodity prices averaged approximately $31.63 per barrel of oil and $5.63 per Mcf of natural gas before the effect of hedge settlements and approximately $26.60 per barrel of oil and $4.52 per Mcf of natural gas after such effect.

PROPOSED MERGER WITH KERR-MCGEE

On April 6, 2004, Westport and Kerr-McGee Corporation (“Kerr-McGee”) entered into an agreement and plan of merger among Westport, Kerr-McGee and Kerr-McGee (Nevada) LLC, a wholly-owned subsidiary of Kerr-McGee (“KMG Nevada”), which was previously approved by the respective boards of directors of each company. Pursuant to the merger agreement, Kerr-McGee agreed to acquire Westport through the merger of Westport with and into KMG Nevada. The Kerr-McGee merger is contingent upon the approval by the stockholders of both companies, as well as other customary closing conditions. Under the terms of the merger agreement, Westport’s stockholders will receive 0.71 (the “Exchange Ratio”) shares of Kerr-McGee common stock for each share of Westport common stock they own at the effective time of the Kerr-McGee merger. Each option to purchase Westport common stock and each award of Westport restricted stock outstanding immediately prior to the effective time of the Kerr-McGee merger will be assumed by Kerr-McGee and converted into an option to purchase shares of common stock and an award of restricted stock, respectively, of Kerr-McGee determined by the Exchange Ratio. The exercise price of the assumed options will also be adjusted accordingly. Prior to the consummation of the Kerr-McGee merger, Westport is obligated to redeem all of its 6 1/2% convertible preferred stock.

Upon completion of the transaction, Kerr-McGee’s executive management team will continue as the management of the combined company and one of the current members of the Westport board of directors will join the Kerr-McGee board of directors. The Kerr-McGee merger is expected to be submitted for approval by stockholders of Westport and Kerr-McGee during the third quarter of 2004. For more information regarding the Kerr-McGee merger please refer to the joint proxy statement/prospectus of Westport and Kerr-McGee that is included in the registration statement on Form S-4 filed by Kerr-McGee with the Securities and Exchange Commission (the “SEC”) on April 27, 2004, and other relevant materials that may be filed by Westport or Kerr-McGee with the SEC, including any amendments to such registration statement.

OPERATING RESULTS

In the first quarter of 2004, Westport drilled 68 development wells, 67 of which were successful, and six exploration wells, four of which were successful. As of March 31, 2004, 49 development wells and 12 exploration wells were either being drilled or completed. The following tables summarize the first quarter 2004 drilling activity for each of Westport’s Divisions:

Wells drilled during the first quarter of 2004:

							Gulf of Mexico
	Northern Division		Western Division		Southern Division		Division		Company Total
	Total	Total	Total	Total	Total	Total	Total	Total	Total	Total
	Drilled	Successful	Drilled	Successful	Drilled	Successful	Drilled	Successful	Drilled	Successful
Development	14	14	20	20	32	31	2	2	68	67
Exploration	1	1	1	1	2	1	2	1	6	4

Total	15	15	21	21	34	32	4	3	74	71

Wells in progress as of March 31, 2004:

	Northern	Western	Southern	Gulf of Mexico	Company
	Division	Division	Division	Division	Total
Development	13	13	23	—	49
Exploration	5	—	3	4	12

Total	18	13	26	4	61

Don Wolf, Chairman and Chief Executive Officer of Westport, commented, “We have enjoyed another solid quarter with improvements in almost all of our operating metrics. Our drilling program is progressing well with approximately 30 rigs running. We believe that our proposed merger with Kerr-McGee creates a strategically well-positioned company with tremendous regional balance and exciting growth opportunities.”

NORTHERN DIVISION

Westport’s net daily production for its Northern Division averaged approximately 102 Mmcfe/d during the first quarter of 2004, compared to 104 Mmcfe/d in the fourth quarter of 2003. During the first quarter of 2004, the Northern Division participated in the drilling of 14 development wells and one exploration well, all of which were successful. At quarter-end, 13 development wells and five exploration wells were either being drilled or completed in the Northern Division.

Westport continued its successful development program in the Williston Basin, drilling and completing six development wells. As of March 31, 2004, two additional development wells were either being drilled or completed, one of which is targeting the emerging Bakken play in eastern Montana.

In the Powder River Basin, Westport drilled and completed eight successful Big George development wells in the first quarter of 2004, with a 100% working interest.

WESTERN DIVISION

Westport’s net daily production for its Western Division averaged approximately 89 Mmcfe/d during the first quarter of 2004, compared to 84 Mmcfe/d in the fourth quarter of 2003. During the first quarter of 2004, 100% of the wells that Westport drilled were successful. Twelve development wells and one exploration well targeted the combined Wasatch and Upper Mesa Verde formations and eight development wells targeted the deeper Lower Mesa Verde. The Company currently operates five rigs in this area and participates in two non-operated rigs. As of March 31, 2004, the Company was participating in the drilling or completion of 13 additional development wells in the Western Division.

SOUTHERN DIVISION

Westport’s net daily production for its Southern Division averaged approximately 213 Mmcfe/d during the first quarter of 2004, compared to 162 Mmcfe/d reported in the fourth quarter of 2003. During the first quarter of 2004, Westport participated in the drilling of 32 development wells, of which 31 were successful, and two exploration wells, one of which was successful. As of March 31, 2004, the Company was participating in the drilling or completion of 23 development wells and three exploration wells in this division.

Since closing the December 2003 acquisition of properties located in South Texas, Westport has initiated a drilling program on the acquired acreage with three to four rigs. During the first quarter of 2004, the Company drilled three successful development wells and one unsuccessful development well. As of March 31, 2004, the Company was drilling or completing six development wells on these properties.

Westport’s Southeast Texas properties acquired in September 2002 averaged approximately 42 Mmcfe/d in the first quarter of 2004, net to the Company’s interests, compared to 28 Mmcfe/d at the time of the acquisition. During the first quarter of 2004, the Company drilled one successful exploration well and two exploration wells were either being drilled or completed at the end of the first quarter in this area.

Westport continued its successful development program in the Elm Grove field and the North Louisiana field complex, drilling and completing 24 development wells in the first quarter. At March 31, 2004, the Company was participating in the drilling or completion of 11 development wells in this area.

The Company commenced its drilling program in the Barnett shale during the first quarter of 2004, where it drilled and completed two development wells. At the end of the quarter, an additional development well was being completed.

GULF OF MEXICO DIVISION

Westport’s net daily production for its Gulf of Mexico Division averaged approximately 147 Mmcfe/d during the first quarter of 2004, compared to 122 Mmcfe/d in the fourth quarter of 2003.

During the first quarter of 2004, Westport drilled successful development wells in High Island Block 85 and South Marsh Island Block 142, as well as a successful sidetrack well in Garden Banks Block 208. In addition, the Company drilled a successful exploration well in South Timbalier Block 41, where Westport owns a 40% working interest, and an unsuccessful exploration well in Main Pass Block 124, where Westport owns a 40% working interest. As of March 31, 2004, the Company was participating in the drilling or completion of four exploration wells, two of which are part of Westport’s exploration program with Chevron U.S.A., Inc.

In South Timbalier Block 316, Westport increased total production from the three-well platform to approximately 51 Mmcfe/d, net to its interest, in March 2004. Westport operates this field with a 40% working interest. During the second quarter of 2004, the pipeline transporting natural gas from South Timbalier Block 316 was damaged by a third party’s boat anchor. Westport expects second quarter production from this block to be shut-in for a total of approximately 2 weeks.

In the March 2004 Central Gulf of Mexico Lease Sale 190, Westport bid on eight blocks and was the high bidder on five blocks, with a total net exposure of approximately $4.8 million. Two of the blocks have been awarded to Westport and the remaining three blocks are subject to approval by the U.S. Department of Interior’s Mineral Management Service. Westport will own a 100% working interest on East Cameron Block 78 and Ship Shoal Block 89 and an average working interest of approximately 57% on West Delta Block 108, West Cameron Block 181 and South Timbalier Block 42.

COMMODITY PRICE RISK MANAGEMENT

For the three months ended March 31, 2004, Westport recorded hedge settlement charges of approximately $34.7 million and non-hedge non-cash change in fair value of derivative gains of $3.9 million. For the corresponding period in 2003, Westport recorded hedge settlement charges of $40.4 million and non-hedge non-cash change in fair value of derivative gains of $2.3 million.

For a detailed summary of commodity price risk management contracts, please refer to the commodity price risk management table included in this release.

CONFERENCE CALL

Westport will host a telephone conference call on Tuesday, May 4, 2004 at 11:00 a.m. EDT to discuss financial and operational results for the quarter ended March 31, 2004. Please call 800-257-7087 (US/Canada) or 303-262-2140 (International) to be connected to the call. A digitized replay will also be available for two weeks following the live broadcast at 800-405-2236 (US/Canada) or 303-590-3000 (International) and can be accessed by using the passcode 577992#.

In addition, the conference call will be available live on the Internet from the Investor Relations–Webcast Presentation tab on Westport’s website at www.westportresourcescorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and archived on the Company’s website.

SUMMARY DATA

	For the Three Months
	Ended March 31,
	2004	2003
	(Unaudited)
Average Daily Production
Oil (Mbbls/d)	27.0	22.7
Natural gas (Mmcf/d)	388.7	303.5
Mmcfe/d	551.0	439.9
Production
Oil (Mbbls)	2,461	2,046
Natural gas (Mmcf)	35,372	27,319
Mmcfe	50,138	39,595
Average prices before hedging
Oil (per bbl)	$33.14	$31.63
Natural gas (per Mcf)	5.37	5.63
Price (per Mcfe)	5.41	5.52
Average prices after hedging
Oil (per bbl)	28.95	26.60
Natural gas (per Mcf)	4.68	4.52
Price (per Mcfe)	4.72	4.50
Oil and natural gas sales	271,361	218,419
Lease operating expense	27,214	26,336
Per Mcfe	0.54	0.67
Production taxes	15,336	13,058
Per Mcfe	0.31	0.33
Production taxes as a percent of sales (1)	6%	6%
Transportation costs	3,539	4,024
Per Mcfe	0.07	0.10
Depletion, depreciation and amortization	74,954	61,065
Per Mcfe	1.49	1.54
General and administrative costs	10,172	7,228
Per Mcfe	0.20	0.18

(1)	Sales before hedging

SUMMARY DATA (continued)

	For the Three Months Ended,
	March 31,	December 31,
	2004	2003
	(Unaudited)
Average Daily Production
Oil (Mbbls/d)	27.0	23.3
Natural gas (Mmcf/d)	388.7	331.4
Mmcfe/d	551.0	471.4
Production
Oil (Mbbls)	2,461	2,147
Natural gas (Mmcf)	35,372	30,486
Mmcfe	50,138	43,368
Average prices before hedging
Oil (per bbl)	$33.14	$28.56
Natural gas (per Mcf)	5.37	4.49
Price (per Mcfe)	5.41	4.57
Average prices after hedging
Oil (per bbl)	28.95	25.85
Natural gas (per Mcf)	4.68	4.14
Price (per Mcfe)	4.72	4.19
Oil and natural gas sales	271,361	198,178
Lease operating expense	27,214	24,626
Per Mcfe	0.54	0.57
Production taxes	15,336	10,033
Per Mcfe	0.31	0.23
Production taxes as a percent of sales (1)	6%	5%
Transportation costs	3,539	2,775
Per Mcfe	0.07	0.06
Depletion, depreciation and amortization	74,954	64,679
Per Mcfe	1.49	1.49
General and administrative costs	10,172	7,944
Per Mcfe	0.20	0.18

(1)	Sales before hedging

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

EBITDAX and discretionary cash flow (as defined below) are presented herein because of their wide acceptance as financial indicators of a company’s ability to internally fund exploration and development activities and to service or incur debt. EBITDAX and discretionary cash flow should not be considered as alternatives to net cash provided by operating activities and net income (loss) or income (loss) from continuing operations, as defined by GAAP. EBITDAX and discretionary cash flow should also not be considered as indicators of the Company’s financial performance, as alternatives to cash flow, as measures of liquidity or as being comparable to other similarly titled measures of other companies. The following sets forth a reconciliation of net cash provided by operating activities to EBITDAX and discretionary cash flow:

	For the Three Months Ended March 31,
	2004	2003
	(In thousands)
	(Unaudited)
EBITDAX (1)
Net cash provided by operating activities	$146,294	95,286
Adjustments:
Interest expense less deferred financing fees	16,975	16,060
Changes in other assets and liabilities	(833)	9,285
Exploration costs, excluding exploratory dry hole costs	8,937	7,155
Current income taxes	7,863	—

EBITDAX	$179,236	$127,786

Discretionary Cash Flow (2)
Net cash provided by operating activities	146,294	95,286
Adjustments:
Changes in other assets and liabilities	(833)	9,285
Exploration costs, excluding exploratory dry hole costs	8,937	7,155

Discretionary cash flow	$154,398	$111,726

(1)	“EBITDAX” is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for interest expense less deferred financing fees, changes in other assets and liabilities, exploration costs excluding exploratory dry hole costs and current income taxes.

(2)	“Discretionary cash flow” is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for changes in other assets and liabilities and exploration costs excluding exploratory dry hole costs.

COMMODITY PRICE RISK MANAGEMENT

The summary table below provide details as of April 30, 2004, regarding the volumes and prices of all open commodity price risk management contracts for the second, third and fourth quarters of 2004 and for the full years of 2005 and 2006.

	2004	2005	2006
	(Second,
	third and
	fourth
	quarters
Hedges
Gas
NYMEX Price Swaps Sold — receive fixed price (thousand Mmbtu) (1)	30,250	20,075	—
Average price per Mmbtu	$4.42	$4.42	—
NWPRM Price Swaps Sold — receive fixed price (thousand Mmbtu)(2)	8,250	—	—
Average price per Mmbtu	$3.33	—	—
NYMEX Collars Sold (thousand Mmbtu)(3)	12,300	21,900	—
Average floor price per Mmbtu	$3.70	$4.09	—
Average ceiling price per Mmbtu	$4.00	$5.57	—
NYMEX Three-way Collars (thousand Mmbtu)(3)(4)	2,750	—	7,300
Average floor price per Mmbtu	$4.00	—	$4.00
Average ceiling price per Mmbtu	$5.00	—	$6.00
Three-way average floor price per Mmbtu	$3.15	—	$3.04
Basis Swaps versus NYMEX (5)
NWPRM (thousand Mmbtu)	2,750	3,650	—
Average differential price per Mmbtu	$0.66	$0.78	—
CIG (thousand Mmbtu)	6,875	—	—
Average differential price per Mmbtu	$0.76	—	—
Oil
NYMEX Price Swaps Sold — receive fixed price (Mbbls) (1)	2,475	1,095	—
Average price per bbl	$25.87	$29.23	—
NYMEX Three-way Collars (Mbbls)(3)(4)	1,100	1,825	730
Average floor price per bbl	$24.38	$25.00	$25.00
Average ceiling price per bbl	$27.71	$28.23	$28.65
Three-way average floor price per bbl	$19.25	$20.93	$20.88

(1)	For any particular New York Mercantile Exchange (“NYMEX”) swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NYMEX Reference Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NYMEX Reference Price for any settlement period is greater than the swap price for such hedge.

(2)	For any particular Northwest Pipeline Rocky Mountain Index (“NWPRM”) swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NWPRM Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NWPRM Index Price for any settlement period is greater than the swap price for such hedge.

(3)	For any particular NYMEX collar transaction, the counterparty is required to make a payment to Westport if the average NYMEX Reference Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NYMEX Reference Price is above the ceiling price of such transaction.

(4)	Three way collars are settled as described in footnote (3) above, with the following exception: if the NYMEX Reference Price falls below the three-way floor price, the average floor price is reduced by the amount the NYMEX Reference Price is below the three-way floor price. For example, if the NYMEX Reference Price is $18.00 per bbl during the term of the 2004 three-way collars, then the average floor price would be $23.13 per bbl.

(5)	For any particular basis swap versus NYMEX, the counterparty is required to make a payment to Westport in the event that the difference between the NYMEX Reference Price and the applicable published index, NWPRM or Colorado Interstate Gas (“CIG”), for any settlement period is greater than the swap differential price for such hedge, and Westport is required to make a payment to the counterparty in the event that the difference between the NYMEX Reference Price and the applicable published index, NWPRM or CIG, for any settlement period is less than the swap differential price for such hedge.

WESTPORT RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2004	2003
	(In thousands, except share data)
	(Unaudited)
Current Assets:
Cash and cash equivalents	$98,278	$73,658
Accounts receivable, net	97,771	86,934
Derivative assets	4,082	3,728
Prepaid expenses	22,071	17,202

Total current assets	222,202	181,522

Property and equipment, at cost:
Oil and natural gas properties, successful efforts method:
Proved properties	2,796,232	2,707,228
Unproved properties	124,426	119,331

	2,920,658	2,826,559
Less accumulated depletion, depreciation and amortization	(794,584)	(721,631)

Net oil and gas properties	2,126,074	2,104,928

Field services assets	41,291	40,226
Less accumulated depreciation	(1,445)	(1,135)

Net field services assets	39,846	39,091

Building and other office furniture and equipment	11,427	10,926
Less accumulated depreciation	(5,723)	(5,380)

Net building and other office furniture and equipment	5,704	5,546

Other assets:
Long-term derivative assets	21,319	23,105
Goodwill	244,640	244,640
Other assets	17,702	18,431

Total other assets	283,661	286,176

Total assets	$2,677,487	$2,617,263

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$66,857	$79,697
Accrued expenses	64,418	45,136
Ad valorem taxes payable	18,322	13,847
Derivative liabilities	140,152	107,529
Income taxes payable	10,410	2,499
Current asset retirement obligation	8,020	8,017

Total current liabilities	308,179	256,725
Long-term debt	964,376	980,885
Deferred income taxes	119,120	118,024
Long term derivative liabilities	40,294	38,022
Long term asset retirement obligation	63,743	62,709

Total liabilities	1,495,712	1,456,365

Stockholders’ equity:
6 1/2% convertible preferred stock, $.01 par value; 10,000,000 shares authorized; 2,930,000 issued and outstanding at March 31, 2004 and December 31, 2003, respectively	29	29
Common stock, $0.01 par value; 70,000,000 authorized; 67,905,350 and 67,571,525 shares issued and outstanding at March 31, 2004 and December 31, 2003, respectively	679	675
Additional paid-in capital	1,173,510	1,167,008
Treasury stock-at cost; 39,418 and 38,610 shares at March 31, 2004 and December 31, 2003, respectively	(608)	(583)
Retained earnings	109,128	64,346
Accumulated other comprehensive income:
Deferred hedge loss, net	(101,162)	(70,776)
Cumulative translation adjustment	199	199

Total stockholders’ equity	1,181,775	1,160,898

Total liabilities and stockholders’ equity	$2,677,487	$2,617,263

WESTPORT RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months
	Ended March 31,
	2004	2003
	(In thousands, except per share amounts)
	(Unaudited)
Operating revenues:
Oil and natural gas sales	$271,361	$218,419
Hedge settlements	(34,713)	(40,446)
Gathering income	(154)	1,209
Non-hedge change in fair value of derivatives	3,924	2,320
Gain on sale of operating assets, net	67	392

Net revenues	240,485	181,894

Operating costs and expenses:
Lease operating expenses	27,214	26,336
Production taxes	15,336	13,058
Transportation costs	3,539	4,024
Gathering expenses	950	1,096
Exploration	12,837	12,047
Depletion, depreciation and amortization	74,954	61,065
Impairment of unproved properties	2,999	3,480
Stock compensation expense, net	2,693	(3)
General and administrative	10,172	7,228

Total operating expenses	150,694	128,331

Operating income	89,791	53,563
Other income (expense):
Interest expense	(17,346)	(16,342)
Interest income	133	201
Other	(180)	145

Income before income taxes	72,398	37,567

Provision for income taxes:
Current	(7,863)	—
Deferred	(18,562)	(13,712)

Total provision for income taxes	(26,425)	(13,712)

Net income before cumulative effect of change in accounting principle	45,973	23,855
Cumulative effect of change in accounting principle (net of tax effect of $1,962)	—	(3,414)

Net income	45,973	20,441
Preferred stock dividends	(1,191)	(1,191)

Net income available to common stockholders	$44,782	$19,250

Weighted average number of common shares outstanding:
Basic	67,686	66,817

Diluted	69,163	67,631

Net income per common share:
Basic:
Net income before cumulative effect of change in accounting principle	$0.66	$0.34
Cumulative effect of change in accounting principle	—	(0.05)

Net income available to common stockholders	$0.66	$0.29

Diluted:
Net income before cumulative effect of change in accounting principle	$0.65	$0.34
Cumulative effect of change in accounting principle	—	(0.05)

Net income available to common stockholders	$0.65	$0.29

WESTPORT RESOURCES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months
	Ended March 31,
	2004	2003
	(In thousands)
	(Unaudited)
Cash flows from operating activities:
Net income	$45,973	$20,441
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	74,954	61,065
Exploratory dry hole costs	3,900	4,892
Impairment of unproved properties	2,999	3,480
Deferred income taxes	18,562	13,712
Stock compensation expense	2,693	(3)
Change in fair value of derivatives	(3,924)	(2,320)
Amortization of deferred financing fees	371	282
Gain on sale of operating assets, net	(67)	(392)
Cumulative change in accounting principle, net of tax	—	3,414
Changes in assets and liabilities, net of effects of acquisitions:
Increase in accounts receivable	(10,836)	(26,403)
Increase in prepaid expenses	(4,870)	(1,002)
Increase in net derivative liabilities	1,342	137
Increase (decrease) in accounts payable	(9,213)	325
Increase in ad valorem taxes payable	4,476	2,998
Increase in income taxes payable	7,910	—
Increase in accrued expenses	12,554	14,877
Decrease in other liabilities	(530)	(217)

Net cash provided by operating activities	146,294	95,286

Cash flows from investing activities:
Additions to property and equipment	(99,200)	(50,731)
Proceeds from sales of assets	24	3,563
Acquisitions of oil and gas properties and purchase price adjustments	—	4,911

Net cash used in investing activities	(99,176)	(42,257)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,812	143
Repayment of long term debt	(25,000)	(30,000)
Preferred stock dividends paid	(1,191)	(1,191)
Repurchase of common stock	(25)	(43)
Financing fees	(94)	—

Net cash used in financing activities	(22,498)	(31,091)

Net increase in cash and cash equivalents	24,620	21,938
Cash and cash equivalents, beginning of period	73,658	42,761

Cash and cash equivalents, end of period	$98,278	$64,699

Supplemental cash flow information:
Cash paid for interest	$3,160	$6,283

Cash paid for income taxes	$—	$—

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Rocky Mountains, Permian Basin/Mid-Continent, the Gulf Coast and offshore Gulf of Mexico.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

Forward — Looking Statements
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated dates of first production, estimated reserves, estimated reserve valuations, estimated expenses, estimated prices and basis differentials, projected cash flow and capital expenditures, projected drilling and development activity and projected production. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company’s business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on Form 10-K and the joint proxy statement/prospectus of Westport and Kerr-McGee that is included in the registration statement on Form S-4 filed by Kerr-McGee with the SEC on April 27, 2004, including any amendments to such registration statement. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, risks of assimilating acquired properties, the actions or inactions of third-party operators and risks relating to the proposed merger between Westport and Kerr-McGee. The Company does not undertake any obligation to update any forward-looking statements contained in this release.